Exhibit 99.1


JER INVESTORS TRUST INC. (NYSE: JRT) ANNOUNCES THIRD QUARTER 2005 RESULTS

Third Quarter 2005 Highlights:

     o Completed initial public offering of common stock, selling 13.8 million primary shares at $17.75 per share
     o Net income of $5.5 million, or $0.23 per diluted share, for the three months ended September 30, 2005 on revenues of $10.0 million
     o Total assets of $445.6 million at September 30, 2005 comprised of $343.1 million in commercial mortgage backed securities, $94.2 million in real estate loans and $8.3 million in cash / other assets
     o Book value per common share outstanding increased to $15.12 at September 30, 2005, compared with $13.41 at December 31, 2004
     o   Declared dividend of $0.30 per share of common stock

Summary of Results:

JER Investors Trust Inc. (the "Company") reported net income for the three months ended September 30, 2005 of $5.5 million, or $0.23 per diluted share, compared to a loss for the three months ended September 30, 2004 of $0.6 million, or ($0.05) per diluted share.

Net income for the three months ended September 30, 2005 prior to gain (loss) on sales of assets was $6.1 million or $0.26 per diluted share, compared to a net loss prior to gain (loss) on sales of assets for the three months ended September 30, 2004 of $0.6 million, or ($0.05) per diluted share. Management believes that net income prior to gain (loss) on sales of assets is useful to investors and meaningful as a measure of performance as the Company, in general, does not intend to sell or trade assets in the ordinary course of business and therefore will generally not have gains (losses) from the sales of assets. For reconciliation of net income prior to gain (loss) on sales of assets to net income, please refer to the table following the presentation of the GAAP results.

On October 28, 2005, the Company paid a cash dividend of $0.30 per share of common stock to shareholders of record on October 14, 2005 related to the third quarter 2005. At September 30, 2005, our common equity book value per share was $15.12 compared with $13.41 at December 31, 2004.

Investment Activities:

During the quarter ended September 30, 2005, the Company completed two new investments in commercial mortgage backed securities (or CMBS) totaling $84.1 million and funded an additional $7.8 million toward an existing mezzanine loan program. The Company also completed the sales of select BBB rated commercial mortgage backed securities for total gross proceeds of $56.5 million that resulted in a realized loss of $0.7 million. In addition, during the third quarter, a B-note investment with a principal balance of $16.9 million was paid-off. At September 30, 2005, total assets were $445.6 million, total liabilities were $57.1 million and stockholders' equity was $388.5 million.

Other Capital Market Activities:

In July 2005, the Company completed its initial public offering of 12 million shares of its common stock at a price of $17.75 per share. In August 2005, the underwriters exercised their option to purchase an additional 1,832,025 shares from the Company at the public offering price less the underwriting discount to cover over-allotments. The net proceeds to the Company of approximately $226 million, after deducting underwriting fees and offering expenses, were primarily used to repay a portion of outstanding indebtedness under a warehouse facility.

In October 2005, the Company priced $416 million par value of collateralized debt obligations to be issued by two subsidiaries, JER CRE CDO 2005-1, Limited and JER CRE CDO 2005-1, LLC (the "2005-1 CDO"). The 2005-1 CDO will issue privately placed notes totaling $276 million to be rated AAA through BBB- ("Investment Grade Bonds"). The Company will initially retain a portion of the BBB- rated notes, all of the non-investment grade rated notes and all of the preferred shares. The 2005-1 CDO includes a ramp facility that will finance up to $46 million par value of additional collateral securities. At issuance, the weighted average cost of borrowing for the Investment Grade Bonds is approximately 83 basis points (excluding fees and expenses) over applicable swaps or LIBOR rates. The transaction is expected to close on or about November 10, 2005.

Conference Call & Webcast:

Management will host an earnings conference call on Monday, November 7, 2005 at 11:00 A.M. eastern standard time. A copy of the earnings release will be posted to the Investor Resources section of the JER Investors Trust Inc. website provided below. All interested parties are welcome to participate on the live call. You can access the conference call by dialing (866) 510-0710 (from within the U.S.) or (617) 597-5378 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "JER Investors Trust".

A webcast of the conference call will be available to the public on a listen-only basis at www.jer.com. A replay of the earnings call will be available until November 28, 2005 by dialing (888) 286-8010 (from within the U.S.) or (617) 801-6888 (from outside of the U.S.); please reference access code "84906558".

About JER Investors Trust Inc.

JER Investors Trust Inc. is a New York Stock Exchange listed specialty finance company that originates and acquires commercial real estate structured finance products. The Company's target investments include commercial mortgage backed securities, mezzanine loans and B-Note participations in mortgage loans, commercial mortgage loans and net leased real estate investments. JER Investors Trust Inc. is organized and conducts its operations so as to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information regarding JER Investors Trust Inc. and to be added to our e-mail distribution list, please visit www.jer.com.

Forward-Looking Statements:

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. JER Investors Trust can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from JER Investors Trust's expectations include, but are not limited to, changes in the real estate and bond markets, our continued ability to source new investments, and other risks detailed from time to time in JER Investors Trust's SEC reports. Such forward-looking statements speak only as of the date of this press release. JER Investors Trust expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in JER Investors Trust's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACTS:

Dave Sturtevant, ROI: (703) 813-5643, ext. 243
Tae-Sik Yoon, Chief Financial Officer, JER Investors Trust Inc.: (703) 714-8094

                                      JER INVESTORS TRUST INC. AND SUBSIDIARIES
                                              CONSOLIDATED BALANCE SHEETS
                                          (In thousands, except share data)

                                                                                   September 30,          December 31,
                                                                                       2005                   2004
                                                                               ---------------------- ---------------------
                                                                                    (unaudited)
ASSETS
      Cash and cash equivalents                                                      $         4,348         $       1,177
      CMBS, at fair value                                                                    343,088               167,070
      Real estate loans                                                                       94,183                29,865
      Other assets                                                                             3,930                 1,567
                                                                               ---------------------- ---------------------
             Total Assets                                                             $      445,549         $     199,679
                                                                               ====================== =====================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
      Repurchase agreements                                                          $        45,300        $       39,200
      Interest rate swap agreements, at fair value                                             1,891                   234
      Accounts payable and accrued expenses                                                    1,050                   855
      Dividends payable                                                                        7,706                     -
      Due to affiliate                                                                           753                   509
      Other liabilities                                                                          367                    92
                                                                               ---------------------- ---------------------
             Total Liabilities                                                                57,067                40,890

Stockholders' Equity:
      Common stock, $0.01 par value, 100,000,000 shares authorized,
        25,687,035 and 11,845,010 shares issued and outstanding, respectively                    257                   118
      Additional paid-in capital                                                             391,533               165,147
      Cumulative dividends paid/declared                                                     (14,221)                    -
      Cumulative earnings (losses)                                                             6,637                (5,899)
      Accumulated other comprehensive income (loss)                                            4,276                  (577)
                                                                               ---------------------- ---------------------
             Total Stockholders' Equity                                                      388,482               158,789
                                                                               ---------------------- ---------------------
             Total Liabilities and Stockholders' Equity                               $      445,549         $     199,679
                                                                               ====================== =====================


                                      JER INVESTORS TRUST INC. AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                                   (In thousands, except share and per share data)

                                                    For the three months ended     For the nine    For the period inception
                                                           September 30,           months ended       (April 19, 2004)
                                                                                   September 30,   through September 30,
                                                        2005          2004             2005                2004
                                                   -------------- -------------  ----------------  --------------------

REVENUES
   Interest income from CMBS                       $       6,534    $      562     $      15,664      $            562
   Interest income from real estate loans                  3,436             -             7,826                     -
   Interest income from cash and cash equivalents             53           483                76                   611
   Other income                                                -             -                97                     -
                                                   -------------- -------------  ----------------  --------------------

        Total Revenues                                    10,023         1,045            23,663                 1,173

EXPENSES
   Interest expense                                          780             -             3,307                     -
   Management fees                                         1,890           799             3,682                 1,066
   General and administrative (excluding stock
   compensation)                                           1,116           704             3,191                   962
   Stock compensation                                         97            94               134                 5,119
                                                   -------------- -------------  ----------------  --------------------

        Total Expenses                                     3,883         1,597            10,314                 7,147

INCOME (LOSS) BEFORE ASSET SALES                           6,140          (552)           13,349                (5,974)

   Loss on sales of assets, net                             (690)            -              (821)                    -
   Unrealized Gain due to hedge ineffectiveness                8             -                 8                     -
                                                   -------------- -------------  ----------------  --------------------
NET INCOME (LOSS)                                   $      5,458   $      (552)    $      12,536    $           (5,974)
                                                   ============== =============  ================  ====================

Net earnings (loss) per share:
   Basic                                            $       0.23   $     (0.05)    $        0.80    $            (0.72)
                                                   ============== =============  ================  ====================

   Diluted                                          $       0.23   $     (0.05)    $        0.80    $            (0.72)
                                                   ============== =============  ================  ====================

Weighted average shares of common stock outstanding:
   Basic                                              23,254,067    11,672,097        15,575,749             8,307,219
                                                   ============== =============  ================  ====================

   Diluted                                            23,254,139    11,672,097        15,575,821             8,307,219
                                                   -------------- -------------  ----------------  --------------------




                                 JER INVESTORS TRUST INC. AND SUBSIDIARIES

        Reconciliation of net income prior to gain (loss) on sales of assets to net income (unaudited)

                                 (In thousands, except per share data)


                                                                                                        For the period inception
                                             For the three months ended     For the nine months ended   (April 19, 2004) through
                                                     September 30,                September 30,              September 30,
                                                2005            2004                  2005                       2004
                                            -------------   -------------   -------------------------   ------------------------


NET INCOME (LOSS):
GAAP presentation                                 $5,458         $ (552)               $     12,536               $     (5,974)
Add back:  Loss on sales of assets, net              690              -                         821                          -
                                            -------------   -------------   -------------------------   ------------------------
Non GAAP presentation                             $6,148         $ (552)               $     13,357               $     (5,974)
                                            =============   =============   =========================   ========================

NET INCOME (LOSS) per Diluted Share:
GAAP presentation                                 $ 0.23         $(0.05)                $      0.80               $      (0.72)
Add back:  Loss on sales of assets, net             0.03              -                        0.05                          -
                                            -------------   -------------   -------------------------   ------------------------
Non GAAP presentation                             $ 0.26         $(0.05)                $      0.85               $      (0.72)
                                            =============   =============   =========================   ========================